UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 2, 2010

(Date of earliest event reported)

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 589-6200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 8, 2010, MF Global Holdings Ltd., a Delaware corporation (“MF Global”), closed its sale of 25,915,492 shares (the “Shares”) of its common stock, par value $1.00 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated June 2, 2010 (the “Underwriting Agreement”), among MF Global and J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the underwriters named in Schedule A thereto (the “Underwriters”). The Underwriting Agreement provides for the sale of 22,535,211 shares to the Underwriters at a price of $6.745 per share. In addition, MF Global granted the Underwriters a 30-day option to purchase up to an additional 3,380,281 shares (the “Option”) at a price of $6.745 per share. The price to the public is $7.10 per share. The Underwriters notified MF Global in writing on June 3, 2010 that they had exercised the Option in full. The Shares have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-162119) previously filed with the Securities and Exchange Commission under the Act.

In connection therewith, MF Global is filing as exhibits to this report the Underwriting Agreement and the opinion of Sullivan & Cromwell LLP with respect to the validity of the Shares. The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Exhibits

(a) None

(b) None

(c) None

(d) Exhibits:

Exhibit No.	Exhibit Description
Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated June 2, 2010, among MF Global and J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
Exhibit 5.1	Opinion of Sullivan & Cromwell LLP
Exhibit 23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL HOLDINGS LTD.

Date: June 8, 2010	By:	/s/ Laurie R. Ferber
Name: Laurie R. Ferber Title: General Counsel

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